EXHIBIT 99.1

Skyline Medical Reports First Quarter 2016 Financial Results

MINNEAPOLIS, May 23, 2016 (GLOBE NEWSWIRE) -- Skyline Medical Inc. (NASDAQ:SKLN) (“Skyline” or “the Company”), developer of the innovative STREAMWAY® waste fluid disposal system for medical applications, reports financial results for the three months ended March 31, 2016.

Highlights of the first quarter of 2016 and recent weeks include:

  Issuance of a case study by Tucson Medical Center’s radiology department showing the STREAMWAY System reduced waste fluid disposal costs per procedure by 77.6% and generated a positive ROI within the first nine months of use
  Engaged an independent distributor to expand customer reach in the Southeastern U.S.
  Presented at the Association for Radiologic & Imaging Nursing (ARIN) 35th Annual Spring Convention
  Exhibited at the Association of Veterans Affairs Surgeons (AVAS) conference
  Completed the installation of upgraded STREAMWAY Systems to the entire installed base
  Completed a registered exchange offer and issued new Series B Warrants in exchange for Series A Warrants
  Reported revenue of $96,905 for the first quarter of 2016, compared with $151,274 for the first quarter of 2015
  Reported net loss available to common shareholders for the first quarter of 2016 of $2,176,369, or $0.12 per share, compared with a net loss available to common shareholders for the first quarter of 2015 of $225,795, or $0.07 per share
  Customers installed 94 STREAMWAY systems in 50 facilities across 19 states

Management Commentary

“We are keenly focused on sales and marketing and took a number of positive steps during the quarter and recent weeks to broaden awareness of our STREAMWAY System,” said Dr. Carl Schwartz, interim chief executive officer of Skyline Medical.  “We had success in branching out to the radiology market including presenting at the ARIN’s 35th Annual Spring Convention, where the feedback was excellent.  Our focus on radiology is supported by a Tucson Medical Center case study showing STREAMWAY allowed their radiology department to lower waste fluid disposal costs per procedure by 77.6% or $24.00, a significant improvement from the $107.10 they previously were spending on each procedure using evacuated bottles. Ongoing annual savings from their one STREAMWAY System are expected to be $22,140.

“We also exhibited at the AVAS conference and intend to continue participating in industry events to market the STREAMWAY to surgeons, nurses and other medical professionals. During the first quarter we signed an agreement with an independent distributor with a track record of selling medical devices to major hospital chains across the Southeast U.S. Our priorities going forward include hiring a new vice president of sales who can drive our sales and marketing efforts and oversee direct and distributed sales. We expect to have this position filled in the second quarter of this year.”

“During the first quarter we completed replacing older STREAMWAY Systems with the latest generation product. Although this upgrade was necessary to ensure our customers have state-of-the art systems, it temporarily pressured our margins. Looking to the remainder of 2016, we expect gross margin to improve as higher sales allow us to achieve economies of scale in the production of equipment components, disposable products and our cleaning solution,” he continued.

“During the first few months of 2016 we undertook a significant effort to improve our capital structure through completing the warrant exchange offer. With the exchange offer now complete we anticipate a reduction in legal and professional fees, which will allow us to redirect funds toward growing sales. Our work so far this year has largely been to secure the future of our business, and we are now in a much better position to focus on sales and marketing of the STREAMWAY System. With no debt, recurring revenues and an exceptional product, the Company’s future prospects look promising,” concluded Dr. Schwartz.

First Quarter Financial Results

Revenue for the first quarter of 2016 was $96,905, compared with $151,274 for the first quarter of 2015.  Revenue was derived from sales of disposable products during the first quarter of 2016, compared with sales of STREAMWAY Systems and disposable products in the first quarter of 2015.

Gross profit for the first quarter of 2016 was $11,022, or 11% of revenue, compared with $55,306, or 37% of revenue, for the same period in 2015. The gross margin declined as the Company replaced older STREAMWAY units with new generation units at no charge to its customers during the 2016 quarter.

Net loss available to common shareholders for the first quarter of 2016 was $2,176,369, or $0.12 per share, compared with a net loss available to common shareholders for the first quarter of 2015 of $225,795, or $0.07 per share.

The Company had cash, cash equivalents and marketable securities of $3,338,642 as of March 31, 2016, compared with $4,856,232 as of December 31, 2015.  The Company used $1,587,882 in cash to fund operations during the first quarter of 2016.

About the STREAMWAY System

Skyline's revolutionary, FDA-cleared STREAMWAY system is the first true direct-to-drain fluid disposal system designed specifically for medical applications, such as radiology, endoscopy, urology and cystoscopy procedures. It connects directly to a facility's plumbing system to automate the collection, measurement and disposal of waste fluids.  As of March 31, 2016, Skyline Medical customers have installed 94 STREAMWAY systems in 50 facilities across 19 states.

The STREAMWAY minimizes human intervention for better safety and improves compliance with Occupational Safety and Health Association (OSHA) and other regulatory agency safety guidelines. It also provides unlimited capacity for increased efficiency in the operating room, which leads to greater profitability. Furthermore, the STREAMWAY eliminates canisters to reduce overhead costs and provides greater environmental stewardship by helping to eliminate the approximately 50 million potentially disease-infected canisters that go into landfills annually in the U.S.  For a demonstration please visit www.skylinemedical.com or call 855-785-8855.

About Skyline Medical
Skyline Medical produces a fully automated, patented, FDA-cleared waste fluid disposal system that virtually eliminates staff exposure to blood, irrigation fluid and other potentially infectious fluids found in the healthcare environment. Antiquated manual fluid handling methods that require hand carrying and emptying filled fluid canisters present an exposure risk and potential liability. Skyline Medical's STREAMWAY System fully automates the collection, measurement and disposal of waste fluids and is designed to: 1) reduce overhead costs to hospitals and surgical centers; 2) improve compliance with Occupational Safety and Health Association (OSHA) and other regulatory agency safety guidelines; 3) improve efficiency in the operating room, and radiology and endoscopy departments, thereby leading to greater profitability; and 4) provide greater environmental stewardship by helping to eliminate the approximately 50 million potentially disease-infected canisters that go into landfills each year in the U.S.  For additional information, please visit www.skylinemedical.com.

Forward-looking Statements
Certain of the matters discussed in this announcement contain forward-looking statements that involve material risks to and uncertainties in the Company's business that may cause actual results to differ materially from those anticipated by the statements made herein. Such risks and uncertainties include, among other things, current negative operating cash flows and a need for additional funding to finance our operating plan; the terms of any further financing, which may be highly dilutive and may include onerous terms; the features of the Company’s Series A Warrants that include a cashless exercise feature that has the potential to be highly dilutive, and the existence of which may depress the price of our common stock regardless of the Company’s business performance; unexpected costs and operating deficits, and lower than expected sales and revenues; uncertain willingness and ability of customers to adopt new technologies and other factors that may affect further market acceptance, if our product is not accepted by our potential customers, it is unlikely that we will ever become profitable, adverse economic conditions; adverse results of any legal proceedings; the volatility of our operating results and financial condition; inability to attract or retain qualified senior management personnel, including sales and marketing personnel; our ability to establish and maintain the proprietary nature of our technology through the patent process, as well as our ability to possibly license from others patents and patent applications necessary to develop products; the Company's ability to implement its long range business plan for various applications of its technology; the Company's ability to enter into agreements with any necessary marketing and/or distribution partners; the impact of competition, the obtaining and maintenance of any necessary regulatory clearances applicable to applications of the Company's technology; and management of growth and other risks and uncertainties that may be detailed from time to time in the Company's reports filed with the Securities and Exchange Commission, which are available for review at www.sec.gov.  This is not a solicitation to buy or sell securities and does not purport to be an analysis of the Company's financial position. See the Company's most recent Annual Report on Form 10-K, and subsequent reports and other filings at www.sec.gov.

 (Tables to follow)

SKYLINE MEDICAL INC.
CONDENSED BALANCE SHEETS
(Unaudited)

	March 31, 2016	December 31, 2015
.
Current Assets:
Cash and cash equivalents	$2,535,792	$4,856,232
Marketable Securities	802,850
Accounts Receivable	52,778	38,283
Inventories	256,531	231,740
Prepaid Expense and other assets	170,889	271,579
Total Current Assets	3,818,840	5,397,834

Fixed Assets, net	137,633	139,598
Intangibles, net	94,578	94,987

Total Assets	$4,051,051	$5,632,419

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$791,684	$650,413
Accrued Expenses	722,988	864,295
Deferred Revenue	5,000	5,000
Total Current Liabilities	1,519,672	1,519,708

Total Liabilities	1,519,672	1,519,708
Commitments and Contingencies	-	-
Stockholders Equity:
Series B Convertible Preferred Stock, $.01 par value, 10,000,000 authorized, 690,527 and 1,895,010 outstanding	6,905	18,950
Common Stock, $.01 par value, 100,000,000 authorized, 53,259,529 and 5,206,428 outstanding	532,594	52,063
Additional paid-in capital	44,657,835	44,534,135
Accumulated deficit	(42,668,806)	(40,492,437)
Accumulated Other Comprehensive income	2,850	-
Total Stockholders' Equity	2,531,379	4,112,711

Total Liabilities and Stockholders' Equity	$4,051,051	$5,632,419

SKYLINE MEDICAL INC.
CONDENSED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended March 31,
	2016	2015
Revenue	$96,905	$151,274

Cost of goods sold	85,883	95,968

Gross margin	11,022	55,306

General and administrative expense	1,688,577	(127,795)

Operations expense	390,366	21,317

Sales and marketing expense	108,448	233,957

Interest expense	-	153,622

Total Expense	2,187,391	281,101

Net loss available to common shareholders	(2,176,369)	(225,795)

Other comprehensive gain
Unrealized gain from marketable securities	2,850	-

Comprehensive (loss)	$(2,173,519)	$(225,795)

Loss per common share - basic and diluted	$(0.12)	$(0.07)

Weighted average shares used in computation - basic and diluted	18,096,204	3,100,244

Contacts:
LHA
Kim Sutton Golodetz
kgolodetz@lhai.com
212-838-3777
   or
Bruce Voss
bvoss@lhai.com
310-691-7100